Rule 10f-3 Transaction Form                              [LOGO OF BLACKROCK]

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES NATIONAL MUNI BOND ETF (ISHMUNI)
    ISHARES NEW YORK MUNI BOND ETF (ISHNY)
    BlackRock Muni New York Intermediate Duration Fund, Inc. (MNE) BlackRock Municipal Income Investment Quality Trust (BAF)
    BlackRock Allocation Target Shares : Series E Portfolio (BATSE) BlackRock Municipal Income Investment Trust (BBF)
    BlackRock Strategic Municipal Trust (BSD)
    BlackRock Long-Term Municipal Advantage Trust (BTA)
    BlackRock MuniYield Investment Quality Fund (MFT)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    10-19-2017
Offering Commencement:

Security Type:             BND/MUNI

Issuer                     New York City Transitional Finance Authority

Selling Underwriter        Goldman Sachs & Co. LLC

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Goldman Sachs & Co. LLC, Citigroup Global Markets Inc, Jefferies LLC, J.P. Morgan Securities
                           LLC, ,Loop Capital Markets, Ramirez & Co.,Inc.,RBC Capital Markets, Roosevelt & Cross, Inc,
                           Siebert Cisneros Shank & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNY
                           Mellon Capital Markets, LLC, Drexel Hamilton, LLC, Fidelity Capital Markets, Barclays Capital
                           Inc., Morgan Stanley & Co. LLC, Janney Montgomery Scott LL, Raymond James & Associates,
                           Inc., Oppenheimer & Co, TD Securities (USA) LLC, Stifel,Nicolaus & Company, Inc., U.S.
                           Bancorp Investments Inc., Academy Securities, Blaylock Van, LLC, Wells Fargo Securities, LLC,
                           PNC Capital Markets LLC, FTN Financial Securities Corp., Hilltop Securities, Rice Financial
                           Products Company, Williams Capital Group L.P, Stern Brothers & Co.

TRANSACTION DETAILS

Date of Purchase           10-19-2017

Purchase Price/Share       $   122.02              Total Commission, Spread or Profit
(PER SHARE / % OF PAR)     $  120.765                                                               0.465%
                           $  107.006
                           $  117.648

Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]


1.  Aggregate Principal Amount Purchased (a+b)                           $ 16,805,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)         $ 15,000,000

    b.  Other BlackRock Clients                                          $  1,805,000

2.  Aggregate Principal Amount of Offering                               $990,000,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                        0.01697

 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]


LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[X] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:             Alisha Khan                       Date:  10-31-2017
                          --------------------------------
                          Global Syndicate Team Member

Approved by:              Steven DeLaura                    Date:  10-31-2017
                          --------------------------------
                          Global Syndicate Team Member

 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]

DEFINITIONS

TERM                                   DEFINITION
Fund Ratio                             Number appearing at the bottom of
                                       page 1 of 2 of the Rule 10f-3 Report
                                       form. It is the sum of the Funds'
                                       participation in the offering by the
                                       Funds and other accounts managed by
                                       BlackRock divided by the total amount
                                       of the offering.

Eligible Foreign Offering              The securities are sold in a public
                                       offering conducted under the laws of
                                       a country other than the United
                                       States and

                                       (a) the offering is subject to
                                           regulation in such country by a
                                           "foreign financial regulatory
                                           authority," as defined in
                                           Section 2(a)(50) of the
                                           Investment Company Act of 1940;

                                       (b) the securities were offered at a
                                           fixed price to all purchasers in
                                           the offering (except for any
                                           rights to purchase securities
                                           that are required by law to be
                                           granted to existing security
                                           holders of the issuer);

                                       (c) financial statements, prepared
                                           and audited as required or
                                           permitted by the appropriate
                                           foreign financial regulatory
                                           authority in such country, for
                                           the two years prior to the
                                           offering, were made available to
                                           the public and prospective
                                           purchasers in connection with the
                                           offering; and

                                       (d) if the issuer is a "domestic
                                           issuer," i.e., other than a
                                           foreign government, a national of
                                           any foreign country, or a
                                           corporation or other organization
                                           incorporated or organized under
                                           the laws of any foreign country,
                                           it (1) has a class of securities
                                           registered pursuant to section
                                           12(b) or 12(g) of the Securities
                                           Exchange Act of 1934 or is
                                           required to file reports pursuant
                                           to section 15(d) of that act, and
                                           (2) has filed all the material
                                           required to be filed pursuant to
                                           section 13(a) or 15(d) of that
                                           act for a period of at least 12
                                           months immediately preceding the
                                           sale of securities (or for such
                                           shorter period that the issuer
                                           was required to file such
                                           material)

 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]

 TERM                                   DEFINITION
 Eligible Municipal Securities          The securities:

                                        (a) are direct obligations of, or
                                            obligations guaranteed as to
                                            principal or interest by, a State
                                            or any political subdivision
                                            thereof, or any agency or
                                            instrumentality of a State or any
                                            political subdivision thereof, or
                                            any municipal corporate
                                            instrumentality of one or more
                                            States, or any security which is
                                            an industrial development bond
                                            (as defined in section 103(c)(2)
                                            of Title 26) the interest on
                                            which is excludable from gross
                                            income under certain provisions
                                            of the Internal Revenue Code;

                                        (b) are sufficiently liquid that they
                                            can be sold at or near their
                                            carrying value within a
                                            reasonably short period of time;
                                            and

                                        (c) either

                                            (1) are subject to no greater
                                                than moderate credit risk; or

                                            (2) if the issuer of the
                                                municipal securities, or the
                                                entity supplying the revenues
                                                or other payments from which
                                                the issue is to be paid, has
                                                been in continuous operation
                                                for less than three years,
                                                including the operation of
                                                any predecessors, the
                                                securities are subject to a
                                                minimal or low amount of
                                                credit risk.

                                        Also, purchases of municipal
                                        securities may not be designated as
                                        group sales or otherwise allocated to
                                        the account of any prohibited seller
                                        (i.e., an affiliated underwriter).

 Eligible Rule 144A Offering            The securities are sold in an
                                        offering where

                                        (a) the securities are offered or
                                            sold in transactions exempt from
                                            registration under Section 4(2)
                                            of the Securities Act of 1933,
                                            Rule 144A thereunder, or Rules
                                            501-508 thereunder;

                                        (b) the securities were sold to
                                            persons that the seller and any
                                            person acting on behalf of the
                                            seller reasonably believe to
                                            include qualified institutional
                                            buyers, as defined in Rule 144A
                                            ("QIBs"); and

                                        (c) the seller and any person acting
                                            on behalf of the seller
                                            reasonably believe that the
                                            securities are eligible for
                                            resale to other QIBs pursuant to
                                            Rule 144A.

 Government Securities Offering         The security is issued or guaranteed
                                        as to principal or interest by the
                                        United States, or by a person
                                        controlled or supervised by and
                                        acting as an instrumentality of the
                                        Government of the United States
                                        pursuant to authority granted by the
                                        Congress of the United States; or any
                                        certificate of deposit for any of the
                                        foregoing.

 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]


 TERM                                   DEFINITION
 U.S. Registered Public Offering.       The securities offered are registered
                                        under the Securities Act of 1933 that
                                        are being offered to the public.